Exhibit 21

SUBSIDIARIES

American Sports Licensing, Inc., a Delaware corporation (f/k/a Dick's Asset Management)

Dick's Sporting Goods International, Limited, a Hong Kong corporation

Dick's International Sourcing Holdings Limited, a Hong Kong corporation

Dick's International Sourcing Group, a People's Republic of China Trust

DIH I Limited, a Hong Kong corporation

DIH II Limited, a Hong Kong corporation

DSG of Virginia, LLC, a Virginia limited liability company

Galyan's Trading Company, LLC, an Indiana limited liability company

Galyan's of Virginia, Inc., a Virginia corporation

Galyan's Nevada, Inc., a Nevada corporation

Golf Galaxy, LLC, a Minnesota limited liability company

Golf Galaxy GolfWorks, Inc., an Ohio corporation

Criterion Golf Technology, Inc., a Canada corporation

Chick's Sporting Goods, LLC, a California limited liability company

Blue Sombrero, LLC, a Georgia limited liability company

DSG Finance, LLC, a Delaware limited liability company

DCSG Ventures, LLC, a Delaware limited liability company

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